Exhibit 99.1



                              FOR IMMEDIATE RELEASE



       Media Contact:                              Investor Contact:
       Lori M. Milovich                            David W. Carlson
       Director, Public &                          Executive Vice President &
       Investor Relations                          Chief Financial Officer
       GameStop Corp.                              GameStop Corp.
       (817) 424-2130                              (817) 424-2130


                     GameStop Corp. Announces Appointment of

                        New Member to Board of Directors



Grapevine, TX (July 18, 2002) - GameStop Corp. (NYSE: GME), the nation's largest video game and entertainment software specialty retailer, today announced the appointment of Gerald R. Szczepanski to its Board of Directors.

R. Richard Fontaine, Chairman and Chief Executive Officer of GameStop Corp., commented, "With the addition of Jerry to our Board of Directors, we have put together a diverse group of outstanding executive leaders. In addition to their extensive business experience, our three independent board members, Stephanie Shern and Ed Volkwein (previously announced) and Jerry Szczepanski, will provide targeted insight and guidance in finance and control, marketing and advertising, and growth specialty retailing. With the appointment of Jerry to our Board, we have attracted an innovative retail executive serving the dynamic teen market, a demographic with significant overlap to many of our GameStop customers."

Mr. Szczepanski is the co-founder, Chairman and Chief Executive Officer of Gadzooks (NASDAQ: GADZ), a 435-store, publicly traded, specialty retailer of casual clothing and accessories for teenagers. Dallas based Gadzooks, founded in 1983, does business in 40 states and is well known for its trend-spotting management and innovative merchandising.

Mr. Szczepanski holds a BS from the University of Wisconsin-Whitewater, where he majored in mathematics, and an MBA from Marquette University.

Mr. Szczepanski will be the third of the independent directors constituting the Audit Committee of GameStop Corp.'s Board of Directors. He joins the two previously appointed members, Stephanie Shern and Edward Volkwein.

About GameStop Corp.

     Headquartered in Grapevine, TX, GameStop Corp. (NYSE: GME), is the nation's largest video game and entertainment software specialty retailer. The company operates 1,068 retail stores throughout 49 states, the District of Columbia and Puerto Rico, under the GameStop(R), Babbage's(R), Software Etc.(TM) and FuncoLand(R) brands. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry's largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

General information on GameStop Corp. can be obtained via the Internet by visiting the company's corporate Website:
http://www.gamestop.com/investor-relations


SAFE HARBOR
This press release (including any attached schedules) contains "forward-looking statements." GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.